                                                                    Exhibit 3(A)

                         CERTIFICATE OF INCORPORATION
                                      OF
                            LIFE TECHNOLOGIES, INC.

     FIRST:  The name of the Corporation is Life Technologies, Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is FIFTY-ONE-MILLION (51,000,000) shares, consisting of ONE MILLION (1,000,000) shares of Preferred Stock, par value $0.01 per share (hereinafter, the "Preferred Stock"), and FIFTY MILLION (50,000,000) shares of Common Stock, par value $0.01 per share (hereinafter, the "Common Stock").

     Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

           Name                               Mailing Address
           ----                               ---------------
     John D. Thompson                         8717 Grovemont Circle
                                              Gaithersburg, Maryland 20877

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter or repeal the Bylaws of the Corporation.

     SEVENTH: The Corporation may at any time, when authorized by the Board of Directors, purchase shares of any class issued by it.

     EIGHTH: The affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of Common Stock of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) and the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock of the Corporation shall be required for the approval of any "Business Combination with a Related Person" (as hereinafter defined); provided, however, that such eighty percent (80%) voting requirement shall not be applicable, and any "Business Combination with a Related Person" shall require the affirmative vote of the holders of not less than sixty-seven percent (67%) of the outstanding shares of Common Stock of the Corporation, if the conditions in (1), (2) or (3) have been met:

   (1) The Business Combination with a Related Person is solely between the Corporation and another entity, one hundred percent (100%) of the Common Stock of which is owned directly or indirectly by the Corporation; or

   (2)  All of the following conditions have been met:

        (A) The aggregate amount of cash and the Fair Market Value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination with a Related Person is at least equal to the highest of the following:

                (a) The sum of the market price of the Common Stock immediately prior to the announcement of such Business Combination with a Related Person plus a percentage of such price based on the ratio of:

                        (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers'
                             fees) which such Related Person has paid for any shares of Common Stock acquired by it within a two-year period prior to the Business Combination with a Related Person, to

                        (ii) the market price of the Common Stock immediately
                             prior to the initial acquisition by such Related Person of any Common Stock;

                (b) The highest per share price (including brokerage commissions, transfer taxes and soliciting dealer's fees and with appropriate adjustment for recapitalizations and for stock splits, stock dividends and like distributions) paid by such Related Person for any shares of Common Stock acquired by it prior to the Business Combination with a Related Person;

                (c) The Fair Market Value per share of Common Stock on the date of the first public announcement of the proposal of the Business Combination with a Related Person ("Announcement Date") or on the date on which the Related Person became a Related Person, whichever is higher; and

                (d) The per share book value of the Common Stock at the end of the fiscal month immediately preceding the Announcement Date of such Business Combination with a Related Person.

        (B) The consideration to be received by holders of Common Stock shall be in cash or in the same form as the Related Person has previously paid for shares of Common Stock. If the Related Person has paid for shares of Common Stock with varying forms of consideration, the form of consideration for such Common Stock shall be either cash or the form used to acquire the largest number of shares previously acquired by it.

        (C) After such Related Person has become a Related Person and prior to the consummation of such Business Combination with a Related
             Person: (a) there shall have been (i) no reduction in the annual rate of dividends paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), expect as approved by two-thirds of the Continuing Directors (as hereinafter defined), and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transactions which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors, and (b) such Related person shall not have become the beneficial owner of any additional shares of voting stock of the Company except as part of the transaction which results in such Related Person becoming a Related Person.

        (D) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionally as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credit or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination with a Related Person or otherwise.

        (E) A proxy or information statement describing the proposed Business Combination with a Related Person and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations) shall be mailed to the public stockholders of the Corporation at last thirty (30) days prior to the consummation of such Business Combination with a Related Person (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provision).

   (3) A majority of the members of the Board of Directors acting upon such transaction are Continuing Directors, and at least seventy-five percent (75%) of the members of the Board of Directors of the Corporation shall have approved the Business Combination with the Related Person.

For the purposes of this section:

        (i) The term "Business Combination" shall mean (a) the consolidation of the Corporation with or its merger into another corporation, (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition, by the Corporation of all or any "Substantial Part" (as hereinafter defined) of its assets or business, (c) the merger into the Corporation of another corporation or corporations, (d) a "Combination" or "Majority Share Acquisition" in which the Corporation is the "Acquiring Corporation" (as such terms are hereinafter defined), and its Common Stock is issued or transferred in connection with such Combination or Majority Share Acquisition, and (e) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

        (ii) The term "Business Combination with a Related Person" shall mean
             (a) the consolidation or merger of the Corporation or any Subsidiary with or into any "Related Person" (as hereinafter defined) or any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person, (b) any sales, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) to or with any Related Person or any Affiliate of a Related Person of any Substantial Part of the assets or business of the Corporation or any Subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part of the assets of a Related Person or an Affiliate of a Related Person to the Corporation or a Subsidiary, (d) the issuance or transfer by the Corporation or a Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person, except the issuance of shares of Common Stock of the Corporation to The Dexter Corporation pursuant to the terms of a Merger Agreement, dated September 1, 1983 between the Corporation and Bethesda Research Laboratories, Inc., (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person, (f) a Combination or Majority Share Acquisition involving a Related Person in which the Corporation is the Acquiring Corporation and its Common Stock is issued or transferred in connection with such Combination or Majority Share Acquisition, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination with a Related Person.

       (iii) The term "Continuing Director" shall mean any Director of the Corporation who is unaffiliated with the Related Person and was a director prior to the time the Related Person became a Related Person and any successor of a Continuing Director who is unaffiliated with the Related Person and was recommended to succeed a Continuing Director by at least seventy-five percent (75%) of the Continuing Directors.

        (iv) The terms "Combination", "Majority Share Acquisition" and "Acquiring Corporation" shall have the following meanings:

                        "Combination" means a transaction, other than a merger
               or consolidation, wherein either: (1) Voting shares of a domestic corporation are issued or transferred in consideration whole or foreign, of all or substantially all the assets of one or more corporations, domestic or foreign, with or without good will or the assumption of liabilities, (2) Voting shares of a foreign parent corporation are issued or transferred in consideration in whole or in part for the transfer of such assets to one or more of its domestic subsidiaries.

                        "Majority share acquisition" means the acquisition of
               shares of a corporation, domestic or foreign, entitling the holder of the shares to exercise a majority of the voting power in the election of directors of such corporation without regard to voting power which may thereafter exist upon a default failure, or other contingency, either: (1) By a domestic corporation in consideration in whole or in part for the issuance or transfer of its voting shares; (2) By a domestic or foreign subsidiary in consideration in whole or in part for the issuance or transfer of voting shares of its domestic parent.

                        "Acquiring corporation" in a combination means the
               domestic corporation whose voting shares are issued or transferred by it or its subsidiary or subsidiaries to the transferor corporation or corporations or the shareholders thereof; and "acquiring corporation" in a majority share acquisition means the domestic corporation whose voting shares are issued or transferred by it or its subsidiary in consideration for shares of a domestic or foreign corporation entitling the holder thereof to exercise a majority of the voting power in the election of directors of such corporation.

        (v) The term "Related Person" shall mean and include: (1) any individual, corporation, partnership or other person or entity (other than the Corporation or any Subsidiary) which, together with its "Affiliates" and "Associates (as defined on June 1, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934), is the Beneficial Owner (as defined on June 1, 1983 in rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, in the aggregate of twenty percent (20%) or more of the outstanding Common Stock of the Corporation; (2) any Affiliate or Associate of any such individual, corporation, partnership or other person or entity; and (3) any individual, corporation, partnership or other person or entity which at any time has been the Beneficial Owner, directly or indirectly, of more than twenty percent (20%) of the outstanding Common Stock of the Corporation notwithstanding the fact that such individual, corporation, partnership or other person or entity has reduced its stockholdings below twenty percent (20%) if, as of the record date for the determination of stockholders, entitled to notice of and to vote on the Business Combination with a

               Related Person, such individual, corporation, partnership or other person or entity is an Affiliate of the Corporation.

        (vi) The term "Substantial Part" shall mean more than thirty percent (30%) of the Fair Market Value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        (vii) Without limitation, any share of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

        (viii) For the purpose of subparagraph (2) of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a business combination with a Related Person in which the Corporation is the surviving corporation.

        (ix) The term "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

        (x) "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations Systems, or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Continuing Directors in good faith; or (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Continuing Directors in good faith.

        (xi) The majority of the Continuing Directors shall have the power and duty to determine for the purposes of this reasonable inquiry,
               (a) whether a person is a Related Person, (b) the number of shares of voting stock of the Company beneficially owned by any person, (c) whether a person is an Affiliate or an Associate of another, and (d) what the Fair Market Value is of the consideration to be received for the issuance or transfer of securities by the Corporation or any

                 Subsidiary in any Business Combination or Business Combination with a Related Person.

                 NINTH: No holders of any class of shares of the Corporation shall have any pre-emptive right to purchase or have offered to them for purchase any shares or other securities of the Corporation.

                 TENTH: The Directors of the Corporation shall be divided into three classes. Each class of Directors shall consist of not fewer than three nor more than five Directors (provided that the whole number of Directors of any class shall not exceed the whole number of Directors of any other class by more than one). The number of Directors in each class may from time to time be determined by the vote of at least seventy-five percent (75%) of the Directors. The term of each class shall expire in different years. At each annual meeting the successors to the Directors of each class whose term shall expire in that year shall be elected to hold office for a term of three (3) years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class. The affirmative vote of the holders of not less than eighty percent (80%) of the Common Stock of the Corporation shall be required to remove from office any or all of such classified Directors, or all of the Directors of a particular class. A Director may be removed from office only for cause. As used in this Article TENTH, the term "cause" means fraud, criminal conduct or gross abuse of office amounting to a breach of trust. Any stockholder proposing to remove a director shall (i) request, in accordance with the requirements of the Bylaws of the corporation, that a special meeting of the stockholders be called, or notify the corporation that such proposal shall be presented at the annual meeting of stockholders, and
          (ii) state, in the request for such a meeting or in such notification, in detail all the particular reasons and circumstances as a result of which such removal for cause is justified. Any director proposed to be so removed shall be permitted an opportunity to be heard by the stockholders to rebut such charges before any vote for removal is taken.

                 ELEVENTH: The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Common Stock of the Corporation shall be necessary to alter, change or repeal any provision contained in this Certificate of Incorporation, or to adopt a new Certificate of Incorporation.

                 TWELFTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                 I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 14th day of May, 1986.
                                    ----        ----


                                               /s/ John D. Thompson


          STATE OF NEW YORK  )

                                ) SS.:
          COUNTY OF NEW YORK

               BE IT REMEMBERED that on this 14th day of May, 1986, personally
                                             ----
               came before me, a Notary Public in and for the County and State aforesaid, John D. Thompson, the party executing the foregoing certificate of incorporation as incorporator, known to me personally to be such, and duly acknowledged the said certificate to be the act and deed of the signer and that the facts stated therein are true.

               IN WITNESS WHEREOF, I have hereunto set my hand the day and year aforesaid.

                                               /s/ Roy B. Simpson, Jr.
                                               Notary Public, State of New York
                                               No. 31-4647683
                                               Qualified in New York County
                                               Commission Expires March 30, 1987

                          CERTIFICATE OF AMENDMENT OF
                      THE CERTIFICATE OF INCORPORATION OF
                            LIFE TECHNOLOGIES, INC.

          LIFE TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation held on February 18, 1987, said Board of Directors adopted resolutions proposing and declaring advisable a new Article THIRTEENTH to the Certificate of Incorporation of the Corporation as follows:

          "THIRTEENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification."

          SECOND: That hereafter, pursuant to resolution of its Board of Directors, the annual meeting of stockholders of said Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Sections 211 and 242 of the General Corporation Law of Delaware, as amended.

          IN WITNESS WHEREOF, LIFE TECHNOLOGIES, INC. has caused its corporation seal to be hereunto affixed and this certificate to be signed by its President and attested by its Secretary this 17th day of April, 1987.

                                        LIFE TECHNOLOGIES


                                        By: /s/ M. James Barrett
                                            President

ATTEST:

/s/ John D. Thompson
Secretary

                          CERTIFICATE OF AMENDMENT OF
                      THE CERTIFICATE OF INCORPORATION OF
                            LIFE TECHNOLOGIES, INC.

          LIFE TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation held on February 10, 1998, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to Article EIGHTH of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate"), declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that Article EIGHTH, subsection (3)(ii), of the Certificate be amended to read in its entirety in the form attached hereto as Attachment A;

          SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute and by the Certificate voted in favor of and approved said amendment to the Certificate.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, LIFE TECHNOLOGIES, INC. has caused this certificate to be signed by its President and attested by its Secretary, who hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts stated herein are true.

Date:  April 14, 1998                   /s/ J. Stark Thompson
                                        -----------------------------------
                                        J. Stark Thompson
                                        President

ATTEST:


/s/ Joseph C. Stokes, Jr
------------------------
Joseph C. Stokes, Jr.
Secretary

                                                                    ATTACHMENT A

  (ii) The term "Business Combination with a Related Person" shall mean (a) the consolidation or merger of the Corporation or any Subsidiary with or into any "Related Person" (as hereinafter defined) or any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) to or with any Related Person or any Affiliate of a Related Person of any Substantial Part of the assets or business of the Corporation or any Subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part of the assets of a Related Person or an Affiliate of a Related Person to the Corporation or a Subsidiary, (d) the issuance or transfer by the Corporation or a Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person, except the issuance of shares of Common Stock of the Corporation to The Dexter Corporation pursuant to the terms of a Merger Agreement, dated September 1, 1983, between the Corporation and Bethesda Research Laboratories, Inc., (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock by the Corporation, (f) a Combination or Majority Share Acquisition involving a Related Person in which the Corporation is the Acquiring Corporation and its Common Stock is issued or transferred in connection with such Combination or Majority Share Acquisition, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination with a Related Person.